Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-107014) on Form S-8 of Jefferies Group LLC (formerly Jefferies Group, Inc.) (“Jefferies”) of our reports dated January, 28, 2013, relating to the consolidated financial statements of Jefferies and the effectiveness of Jefferies’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended November 30, 2012.

/s/ Deloitte & Touche LLP

New York, New York

April 1, 2013